UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2010

Congaree Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

333-131931	20-3863936
(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective June 1, 2010, Charlie T. Lovering has accepted a transfer of duties from his current position as President and Chief Executive Officer of both Congaree Bancshares ( the “Company”) and its wholly owned subsidiary bank, Congaree State Bank (the “Bank”).  Mr. Lovering will continue to serve as Executive Vice President and Chief Financial Officer of both the Bank and the Company.

(c)           Effective June 1, 2010, the Company announced that Charles A. Kirby, 57, has been named President and Chief Executive Officer of the Company and the Bank.  Mr. Kirby has over 30 years of banking experience.  He received a Bachelor of Science degree from the University of South Carolina and also graduated from the Stonier Graduate School of Banking.   A copy of the press release is attached as Exhibit 99.1 to this report, and incorporated herein by reference to this Form 8-K.

The Company is negotiating the terms of an employment agreement with Mr. Kirby.   The employment agreement shall contain provisions intending that payments thereunder comply with the provisions of Section 409A of the Internal Revenue Code, and it will be filed as an exhibit once the terms are established.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1             Press Release issued May 17, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Dated: May 17, 2010	By:	/s/ Charlie T. Lovering
		Name:	Charlie T. Lovering
		Title:	Chief Financial Officer